Execution Version

Amendment

To

(h)(1)(iii)

Transfer Agency Services Agreement

(Unified Agreement)

This Amendment To Transfer Agency Services Agreement ("Amendment"), dated as of May 1, 2019 ("Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each of the investment companies listed on the signature page to this Amendment (individually, "Investment Company"; collectively, "Investment Companies"), on its own behalf and to the extent the Investment Company has portfolios listed on Exhibit A hereto (individually, "Portfolio"; collectively, "Portfolios"), on behalf of each such Portfolio.

Background

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Investment Companies previously entered into that certain Transfer Agency Services Agreement, dated as of February 25, 2009, several amendments thereto amending Exhibit A, an Adoption Agreement, dated August 2, 2010 and an Amendment To Transfer Agency Services Agreement dated as of January 1, 2019 (collectively, the "Current Unified Agreement"). The parties intend that the Current Unified Agreement be amended as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.Modifications to Current Unified Agreement. The Current Unified Agreement is hereby amended by deleting and replacing Exhibit A in its entirety with the Exhibit A attached to this Amendment, dated as of May 1, 2019, between BNYM and the Investment Companies (the Current Unified Agreement as so amended being the "Amended Unified Agreement").

2.Remainder of Current Unified Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Unified Agreement shall remain in full force and effect.

3.Governing Law. The governing law provision of the Current Unified Agreement shall be the governing law provision of this Amendment.

4.Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Unified Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective

Execution Version

execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment To Transfer Agency Services Agreement to be executed by their duly authorized officers as of the Effective Date.

BNY Mellon Investment Servicing (US) Inc.		Voya Equity Trust
Voya Funds Trust
Voya Investors Trust
By:	/s/ Peter G. Rigopoulos_______________	Voya Mutual Funds
Voya Partners, Inc.
Name: Peter G. Rigopoulos__________________		Voya Prime Rate Trust
Voya Senior Income Fund
Title:	Relationship Executive Director________	Voya Separate Portfolios Trust
Voya Variable Insurance Trust
Voya Variable Products Trust
Each on its own behalf and, to the extent
applicable, on behalf of each of its Portfolios listed
on Exhibit A to the Amended Unified Agreement,
each in its individual and separate capacity
		By:	/s/ Kimberly A. Anderson___________
		Name:	Kimberly A. Anderson_____________
		Title:	Senior Vice President______________

Execution Version

EXHIBIT A

(Unified Agreement)

(Dated: May 1, 2019)

THIS EXHIBIT A (Unified Agreement) is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly PNC Global Investment Servicing (U.S.) Inc., and the Investment Companies and Portfolios listed below.

Voya Equity Trust

Voya Large-Cap Growth Fund

Voya Large Cap Value Fund

Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund

Voya Real Estate Fund

Voya SmallCap Opportunities Fund

Voya SMID Cap Growth Fund

Voya U.S High Dividend Low Volatility Fund

Voya Funds Trust

Voya Floating Rate Fund

Voya GNMA Income Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Term Bond Fund

Voya Strategic Income Opportunities Fund

Voya Investors Trust

Voya Balanced Income Portfolio (formerly, VY® Franklin Income Portfolio)

Voya Global Perspectives® Portfolio

Voya Government Liquid Assets Portfolio

Voya High Yield Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

Voya U.S. Stock Index Portfolio

VY® BlackRock Inflation Protected Bond Portfolio

VY® Clarion Global Real Estate Portfolio

VY® Clarion Real Estate Portfolio

VY® Invesco Growth and Income Portfolio

VY® JPMorgan Emerging Markets Equity Portfolio

VY® JPMorgan Small Cap Core Equity Portfolio

VY® Morgan Stanley Global Franchise Portfolio

VY® T. Rowe Price Capital Appreciation Portfolio

VY® T. Rowe Price Equity Income Portfolio

VY® T. Rowe Price International Stock Portfolio

VY® Templeton Global Growth Portfolio

Voya Mutual Funds

Voya CBRE Global Infrastructure Fund

Voya CBRE Long/Short Fund

Voya Diversified Emerging Markets Debt Fund

Voya Global Bond Fund

Execution Version

Voya Global Corporate Leaders® 100 Fund

Voya Global Equity Dividend Fund

Voya Global Equity Fund

Voya Global Perspectives® Fund

Voya Global Real Estate Fund

Voya International High Dividend Low Volatility Fund

Voya International Real Estate Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Multi-Manager International Equity Fund

Voya Multi-Manager International Factors Fund

Voya Multi-Manager International Small Cap Fund

Voya Russia Fund

Voya Partners, Inc.

Voya Global Bond Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution Income Portfolio

Voya International High Dividend Low Volatility Portfolio (formerly, VY® Templeton Foreign Equity Portfolio) Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio Voya Solution Aggressive Portfolio Voya Solution Balanced Portfolio Voya Solution Conservative Portfolio Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® American Century Small-Mid Cap Value Portfolio VY® Baron Growth Portfolio

VY® Columbia Contrarian Core Portfolio VY® Columbia Small Cap Value II Portfolio VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® JPMorgan Mid Cap Value Portfolio VY® Oppenheimer Global Portfolio VY® Pioneer High Yield Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio VY® T. Rowe Price Growth Equity Portfolio

Voya Prime Rate Trust

Voya Senior Income Fund

Execution Version

Voya Separate Portfolios Trust

Voya Emerging Markets Corporate Debt Fund

Voya Emerging Markets Hard Currency Debt Fund

Voya Emerging Markets Local Currency Debt Fund

Voya Investment Grade Credit Fund

Voya Securitized Credit Fund

Voya Target In-Retirement Fund

Voya Target Retirement 2020 Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Variable Insurance Trust

VY® Goldman Sachs Bond Portfolio

Voya Variable Products Trust

Voya MidCap Opportunities Portfolio

Voya SmallCap Opportunities Portfolio